                                                               EXECUTION COPY







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                      AGREEMENT AND PLAN OF REORGANIZATION


                          dated as of January 26, 2000



                                     BETWEEN


                         PROVIDENT AMERICAN CORPORATION


                              HEALTHAXIS.COM, INC.


                                       AND

                          HEALTHAXIS ACQUISITION CORP.









===============================================================================

                      AGREEMENT AND PLAN OF REORGANIZATION

                                Table of Contents

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
SECTION 1:   DEFINED TERMS.....................................................................................2
SECTION 2:   THE MERGER........................................................................................5
SECTION 3:   REPRESENTATIONS OF HEALTHAXIS.....................................................................5
      3.1      Organization....................................................................................5
      3.2      Effect of Agreement.............................................................................5
      3.3      Capital Stock and Ownership.....................................................................6
      3.4      Financial and Corporate Records.................................................................6
      3.5      Assets..........................................................................................7
      3.6      Obligations.....................................................................................7
      3.7      Operations Since September 30, 1999.............................................................8
      3.8      Tangible Property...............................................................................8
      3.9      Software and Other Intangibles..................................................................8
      3.10     Contracts.......................................................................................8
      3.11     Employees and Independent Contractors...........................................................9
      3.12     Employee Benefit Plans.........................................................................10
      3.13     Carrier Partners and Internet Partners.........................................................11
      3.14     Proceedings and Judgments......................................................................11
      3.15     Insurance......................................................................................11
      3.16     Questionable Payments..........................................................................12
      3.17     Related Party Transactions.....................................................................12
      3.18     Brokerage Fees.................................................................................12
      3.19     Investment Company.............................................................................12
      3.20     Full Disclosure................................................................................12
      3.21     Compliance with Law............................................................................13
SECTION 4:   REPRESENTATIONS OF PROVIDENT AND NEWCO...........................................................13
      4.1      Organization...................................................................................13
      4.2      Agreement......................................................................................13
      4.3      Provident's Stock..............................................................................13
      4.4      SEC Filings....................................................................................14
      4.5      Form S-4 Registration Statement................................................................14
      4.6      Absence of Changes.............................................................................14
      4.7      Authorization for Provident Common Stock.......................................................15
      4.8      Investment Matters.............................................................................15
      4.9      Brokerage Fees.................................................................................15
      4.10     Compliance with Law............................................................................15
      4.11     Full Disclosure................................................................................15
      4.12     Investment Company.............................................................................15
SECTION 5:  CERTAIN OBLIGATIONS OF HEALTHAXIS PENDING CLOSING.................................................15
      5.1      Conduct of Business............................................................................15
      5.2      Consents.......................................................................................16
      5.3      Advice of Changes..............................................................................16
      5.4      Reasonable Best Efforts........................................................................16
SECTION 6:   CERTAIN OBLIGATIONS OF PROVIDENT AND NEWCO PENDING CLOSING.......................................16
      6.1      Conduct of Business............................................................................16
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      6.2      Consents.......................................................................................17
      6.3      SEC Reports....................................................................................17
      6.4      Advice of Changes..............................................................................17
      6.5      Reasonable Best Efforts........................................................................17
      6.6      NASDAQ Listing.................................................................................18
      6.7      Employee Benefits..............................................................................18
      6.8      Name and Symbol Change.........................................................................18
SECTION 7:  ADDITIONAL COVENANTS OF THE PARTIES...............................................................18
      7.1      Shareholders' Meetings.........................................................................18
      7.2      Registration Statement and Proxy Statement/Prospectus..........................................19
      7.3      Blue Sky Permits...............................................................................19
      7.4      Tax Free Reorganization........................................................................19
      7.5      Full Disclosure................................................................................20
SECTION 8:   CONDITIONS PRECEDENT TO HEALTHAXIS' CLOSING OBLIGATIONS..........................................20
      8.1      Provident's and Newco's Representations........................................................20
      8.2      Provident's and Newco's Performance............................................................20
      8.3      Absence of Proceedings.........................................................................20
      8.4      Approval of HealthAxis and Provident Shareholders..............................................20
      8.5      Board Seats....................................................................................20
      8.6      Adverse Changes................................................................................20
      8.7      Registration Statement.........................................................................21
      8.8      Listing of Provident Common Stock..............................................................21
      8.9      Tax Opinion....................................................................................21
SECTION 9:   CONDITIONS PRECEDENT TO PROVIDENT'S AND NEWCO'S CLOSING OBLIGATIONS..............................21
      9.2      Approval of the HealthAxis and Provident Shareholders..........................................21
      9.3      Dissenting and other HealthAxis Shareholders...................................................21
      9.4      HealthAxis' Representations....................................................................21
      9.5      HealthAxis' Performance........................................................................22
      9.6      Absence of Proceedings.........................................................................22
      9.7      Adverse Changes................................................................................22
SECTION 10:   CLOSING.........................................................................................22
      10.1     Closing........................................................................................22
      10.2     HealthAxis' Obligations at Closing.............................................................22
      10.3     Provident's and Newco's Obligations at Closing.................................................24
SECTION 11:   CERTAIN OBLIGATIONS OF PROVIDENT AND THE SURVIVING CORPORATION AFTER
                         CLOSING..............................................................................25
      11.1     Final Tax Returns..............................................................................25
      11.2     Delivery of Certificates.......................................................................25
SECTION 12:   OTHER PROVISIONS................................................................................25
      12.1     Survival.......................................................................................25
      12.2     Termination....................................................................................25
      12.3     Publicity......................................................................................26
      12.4     Fees and Expenses..............................................................................26
      12.5     Notices........................................................................................26
      12.6     Interpretation of Representations..............................................................26
      12.7     Reliance by Provident and Newco................................................................26
      12.8     Reliance by HealthAxis.........................................................................27
      12.9     Entire Understanding...........................................................................27
      12.10    Parties in Interest............................................................................27
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      12.11    Waivers........................................................................................27
      12.12    Severability...................................................................................27
      12.13    Counterparts...................................................................................27
      12.14    Section Headings...............................................................................27
      12.15    References.....................................................................................27
      12.16    Controlling Law................................................................................27
      12.17    Jurisdiction and Process.......................................................................28
      12.18    No Third-Party Beneficiaries...................................................................28
      12.19    Nature of Transactions.........................................................................28
      12.20    Bankruptcy Qualification.......................................................................28
      12.21    Construction...................................................................................28
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                                      iii

                      AGREEMENT AND PLAN OF REORGANIZATION


PARTIES:                   HEALTHAXIS.COM, INC.
                           a Pennsylvania corporation ("HealthAxis")
                           2500 DeKalb Pike
                           East Norriton, PA 19401

                           PROVIDENT AMERICAN CORPORATION
                           a Pennsylvania corporation ("Provident")
                           2500 DeKalb Pike
                           Norristown, PA 19404

                           HEALTHAXIS ACQUISITION CORP.
                           a Pennsylvania corporation ("Newco")
                           2500 DeKalb Pike
                           East Norriton, PA 19401



DATE:    As of January 26, 2000

BACKGROUND: HealthAxis, formerly known as Insurion, Inc., is a leading web-based insurance retailer providing fully integrated, end-to-end, web-enabled solutions for health insurance distribution and administration and a minority owned subsidiary of Provident. The parties desire that HealthAxis be merged with and into Newco (the "Merger") on the terms and subject to the conditions set forth in this Agreement and Plan of Reorganization (the "Agreement") and the Agreement and Plan of Merger dated as of this date and designated as Exhibit A hereto (the "Plan"). The parties intend that the Merger: (i) qualify as a tax-free reorganization within the meaning of Section 368 of the Code, and (ii) be accounted for as a purchase for financial accounting purposes. It is intended that as part of or prior to the Merger, Provident will change its name to HealthAxis Inc. and its NASDAQ symbol to "HAXS".

         The Board of Directors of HealthAxis has unanimously determined that the Merger and the other transactions contemplated by this Agreement and the Plan (collectively, the "Transactions") are in the best interests of HealthAxis and its shareholders (as defined in Section 3.2 hereof). The respective Board of Directors of Provident and Newco, a wholly owned subsidiary of Provident, have determined that the Transactions are in the best interests of Provident and Newco and their respective shareholders.

         Concurrently with the execution of this Agreement, and as a condition and inducement to Provident's willingness to enter into this Agreement, each affiliate shareholder of HealthAxis identified in Schedule A is entering into an Affiliate Letter attached hereto as Exhibit B.

         Intending to be legally bound, in consideration of the foregoing and the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:

                            SECTION 1: DEFINED TERMS

         Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

         1.1 "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.7); (b) any note receivable; or (c) any other receivable or right to payment of any nature.

         1.2 "Acquired Companies" means HealthAxis and its subsidiaries, including but not limited to, HealthAxis.com Alabama, Inc., HealthAxis.com Insurance Services, Inc., HealthAxis.com New Mexico, Inc., HealthAxis.com Texas, Inc., HealthAxis.com Insurance Agency, Inc., Insurdata Imaging Services LLC and Satellite Image Systems (Jamaica) Ltd.

         1.3 "Asset" means any real, personal, mixed, tangible or intangible property of any nature, including Cash Assets (as defined in Section 1.4), prepayments, deposits, escrows, Accounts Receivable, Tangible Property (as defined in Section 1.31), Real Property (as defined in Section 1.28), Software (as defined in Section 1.30), Contract Rights (as defined in Section 1.8), Intangibles (as defined in Section 1.17) and goodwill, and claims, causes of action and other legal rights and remedies.

         1.4 "Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended.

         1.6 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person (as defined in Section 1.25), which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

         1.7 "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

         1.8 "Contract Right" means any right, power or remedy of any nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations (as defined in Section 1.23), rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

         1.9 "Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.

         1.10 "Encumbrance" means any lien, security interest, pledge, right of first refusal, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

         1.11 "Environmental Laws" means all applicable Laws (including consent decrees and administrative orders) relating to pollution and the protection of the environment, including those governing the use, generation, handling, storage and disposal or cleanup of Hazardous Substances (as defined in Section 1.14), all as amended.

         1.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.13 "GAAP" means generally accepted accounting principles under current United States accounting rules and regulations, consistently applied.

         1.14 "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by Law or any United States federal government authority, or any state or local government authority having jurisdiction over any Real Property owned, leased or used by the Acquired Companies, to be capable of posing a risk of injury or damage to health, safety, property or the environment, including (a) all substances, wastes, contaminants, pollutants and materials defined, designated or regulated as hazardous, dangerous or toxic pursuant to any Law of any state in which any Real Property owned, leased or used by the Acquired Companies, is located or any United States Law, and (b) asbestos, polychlorinated biphenyls ("PCB's"), petroleum, petroleum products and urea formaldehyde.

         1.15 "including" means including but not limited to.

         1.16 "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

         1.17 "Intangible" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology or other intangible asset of any nature, whether in use, under development or design, or inactive.

         1.18 "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

         1.19 "to the knowledge of HealthAxis" means that none of the directors or officers of any of the Acquired Companies have any actual knowledge, after due inquiry, that the statement made is incorrect.

         1.20 "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule or regulation (including those of self-regulatory organizations such as the NASD (as defined in Section 1.22)).

         1.21 "material adverse change" means, with respect to any Person (as defined in Section 1.25), a material adverse change on the financial condition, results of operations, business, assets or liabilities of such Person and its subsidiaries, taken as a whole.

         1.22 "NASD" means the National Association of Securities Dealers, Inc.

         1.23 "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

         1.24 "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

         1.25 "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, partnership, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

         1.26 "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

         1.27 "Provident Common Stock" means shares of common stock, $.10 par value per share, of Provident.

         1.28 "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

         1.29 "SEC" means the United States Securities and Exchange Commission.

         1.30 "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

         1.31 "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

         1.32 "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, retirement or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

                              SECTION 2: THE MERGER

         Subject to the terms and conditions of this Agreement and the Plan, HealthAxis shall be merged with and into Newco with Newco being the surviving corporation (the "Surviving Corporation") in accordance with the provisions of this Agreement and the provisions of the Plan. The closing of the Merger and the other Transactions shall take place on the Closing Date (as defined in Section 10.1) and shall be effective on the Effective Date (as defined in Section 10.1).

                    SECTION 3: REPRESENTATIONS OF HEALTHAXIS

         HealthAxis represents and warrants to Provident and Newco as of the date of this Agreement and the Closing Date, and covenants with Provident and Newco, as set forth below in each provision of this Section 3.

         3.1 Organization. Except as set forth on Schedule 3.1, each of the Acquired Companies is a corporation duly organized and subsisting under the Laws of the jurisdiction of its organization. HealthAxis possesses the full corporate power and authority to enter into and perform this Agreement. Except as set forth on Schedule 3.1, each of the Acquired Companies possesses the full corporate power and authority to own its Assets and to conduct its business as and where presently conducted. Each of the Acquired Companies is duly qualified or registered to do business in each jurisdiction where the ownership or leasing of properties or assets by it, or the operation of its business, requires such qualification, except where the failure to qualify or register will not have a material adverse effect on the business, financial condition or results of operations of HealthAxis on a consolidated basis ("Material Adverse Effect"). Except as set forth on Schedule 3.1, HealthAxis has no subsidiaries. Accurate and complete copies of articles or certificates of incorporation and bylaws, (or similar organizational documents), each as amended to date, and all Contracts relating to the acquisition of each of the Acquired Companies (or their affiliates or predecessors) have been made available to Provident and Newco.

         3.2 Effect of Agreement. Subject to the approval by shareholders of HealthAxis (the "HealthAxis Shareholders") of the Merger, HealthAxis' consummation of the Transactions has been duly authorized by all necessary corporate actions including its board of directors and does not constitute a violation of or default under its articles of incorporation or bylaws (or similar organizational documents). For HealthAxis, its execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) does not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any material Contract to which it or any of the Acquired Companies is a party or by which it or any of the Acquired Companies is bound, (b) does not constitute a material violation of any Law or Judgment that is applicable to it or any of the Acquired Companies, or to the business or Assets of any of the Acquired Companies, or to the Transactions, (c) does not accelerate or otherwise modify any material Obligation of any of the Acquired Companies, (d) does not result in the creation of any material Encumbrance upon, or give to any third party any interest in, any of the business or Assets, or any of the capital stock of or interests in, any of the Acquired Companies, and (e) except as stated on Schedule 3.2, does not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of HealthAxis enforceable against it in accordance with its terms. Except for the HealthAxis shareholder agreements with AOL dated November 13, 1998 and UICI dated January 7, 2000, the AOL Stock Purchase Agreement dated November 13, 1998 and the Amended and Restated Carrier Partner Agreement, as amended, with UICI dated March 30, 1999, there exists no right of first refusal or other preemptive right with respect to any of the Acquired Companies or the stock, business or Assets of any of the Acquired Companies.

         3.3 Capital Stock and Ownership. As of the date of this Agreement, the authorized capital stock of HealthAxis consists of: (i) 100,000,000 shares of Common Stock, no par value per share ("HealthAxis Common Stock"), of which 42,394,881 shares are issued and outstanding; (ii) 20,000,000 shares of Preferred Stock, par value $1.00 per share (the "HealthAxis Preferred Stock") of which 3,031,191, shares are issued and outstanding. Series of Preferred Stock have been designated as follows: Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and Series D Convertible Preferred Stock (collectively, the "HealthAxis Convertible Preferred Stock"). The HealthAxis Common Stock and the HealthAxis Convertible Preferred Stock shall be referred to collectively, as the "HealthAxis Stock". All of the issued and outstanding shares of capital stock of each of the Acquired Companies have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability or preemptive rights attaching to the ownership thereof. All issuances and grants of all outstanding options, warrants and all offerings, sales and issuances by each of the Acquired Companies of any shares of capital stock complied in all material respects with all applicable federal and state securities Laws, all applicable state corporation Laws and all requirements set forth in applicable Contracts. Except as provided on Schedule 3.3, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock, or other securities of, any of the Acquired Companies (the "Options"). Schedule 3.3 sets forth with respect to each of the Options the plan pursuant to which the Option was granted, the name of the Optionee, the number of shares of common stock subject to the Option, the exercise price, the date on which the Option was granted, and the date on which the Option expired. Except as set forth herein, there are no bonds, debentures, notes, or other indebtedness of the Acquired Companies.

         3.4 Financial and Corporate Records. The books and records of each of the Acquired Companies and Insurdata Incorporated ("Insurdata Inc.") are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects all of the Assets and Obligations of each of the Acquired Companies (including Insurdata Inc.) and all Contracts and other transactions to which each of the Acquired Companies (including Insurdata Inc.) is or was a party or by which each of the Acquired Companies (including Insurdata Inc.) or the business or Assets of each of the Acquired Companies (including Insurdata Inc.) is or was affected. Accurate and complete copies of the contents of the minute books and stock books of each of the Acquired Companies (including Insurdata Inc.) have been made available to Provident and Newco. Such minute books and stock books include (a) minutes of all meetings of the HealthAxis Shareholders, board of directors and any committees of the board of directors at which any material action was taken, which minutes accurately record all material actions taken at such meetings, (b) accurate and complete written statements of all actions taken by the HealthAxis Shareholders, board of directors and any committees of the board of directors without a meeting, and (c) accurate and complete records of the subscription, issuance, transfer and cancellation of all shares of capital stock, and all other securities since the date of incorporation or formation. Schedule 3.4 includes accurate and complete copies of unaudited pro-forma selected consolidated financial information of each of HealthAxis and Insurdata (which merged with and into HealthAxis on January 7, 2000) as of and for the nine months ended September 30, 1999. These financial statements were prepared in accordance with GAAP except as described on Schedule 3.4, and all adjustments that are necessary for a fair presentation thereof (consisting only of normal recurring adjustments) have been made. Except as set forth on Schedule 3.4, the financial statements fairly present, in accordance with the applicable requirements of GAAP, the consolidated financial position of HealthAxis and Insurdata Inc. as of September 30, 1999.

         3.5 Assets. Schedule 3.5 includes detailed lists of all Assets with a current fair market value of not less than $100,000 of each of the Acquired Companies which are reflected on the September 30, 1999 Balance Sheet, including
(a) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost; (b) Accounts Receivable, showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables are billable; (c) other current Assets, itemized by category and with appropriate explanation; (d) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value; and (e) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value. Each of the Acquired Companies has good and valid title to all of its respective Assets which are owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance, other than Encumbrances (a) for taxes, assessments, levies, fees and other governmental and similar charges not due and payable, mechanics' liens, or other "ordinary course" liens that do not materially effect the value of the Assets; or (b) listed on Schedule 3. 5.

         3.6 Obligations. Schedule 3.6 includes detailed lists of all material Obligations of each of the Acquired Companies which are required by GAAP to be reflected on the September 30, 1999 Balance Sheet, itemized by balance sheet account, and with aggregate net balances equal to the balances on the September 30,1999 Balance Sheet, including (a) accounts payable, (b) accrued expenses and reserves, itemized by category and with appropriate explanation, (c) deferred revenues, itemized by customer and time periods, and (d) other current and long-term liabilities. None of the Acquired Companies has any material Obligations other than (i) Obligations reflected on the September 30, 1999 Balance Sheet, (ii) Obligations set forth in Schedule 3.8, (iii) Obligations under Contracts of the type listed or not required to be listed on Schedule 3.13, provided that as of September 30, 1999, no such Obligation consisted of or resulted from a default under or violation of any such Contract, (iv) Obligations incurred since September 30, 1999, in the ordinary course, consistent with past practices, and not in breach of any of the representations and warranties made in Section 3.9, and (v) Obligations not required by GAAP to be reflected on the September 30, 1999 Balance Sheet. Except as described on
Schedule 3.8, none of the Obligations of any of the Acquired Companies are guaranteed by any Person.

         3.7 Operations Since September 30, 1999. Except as disclosed in the Provident SEC Documents (as defined in Section 4.4), as set forth on Schedule
3.7 or in the ordinary course of their respective businesses consistent with its past practices, from September 30, 1999 to the date of this Agreement none of the Acquired Companies has (i) created or assumed any Encumbrance upon any of its business or Assets, (ii) incurred any Obligation, (iii) made any loan or advance to any Person; (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (v) committed for any capital expenditure; (vi) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets; (vii) waived any right or canceled any debt or claim; (viii) assumed or entered into any Contract other than this Agreement; or (ix) increased, or authorized an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives.

         3.8 Tangible Property. Each of the Acquired Companies has good and valid title to all of its Tangible Property, free and clear of any Encumbrances other than Encumbrances (a) for taxes, assessments, levies, fees and other governmental and similar charges not due and payable, mechanics' liens, or other "ordinary course" liens that do not materially effect the value of the Tangible Property; or (b) set forth in the September 30, 1999 Balance Sheet or Schedule 3.8.

         3.9 Software and Other Intangibles. Except for commercially available Software, set forth on Schedule 3.9 is an accurate and complete list and description of all Software and material Intangibles owned, marketed, licensed, supported, maintained, used or under development by the Acquired Companies, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs. Except as explained on Schedule 3.9, each of the Acquired Companies has good and valid title to, and has the full right to use, all of the Software and Intangibles listed on Schedule 3.9, free and clear of any Encumbrance (except for use restrictions contained in licensed commercially available Software). Except as set forth in Schedule 3.9, all shrinkwrap and other commercially available Software has been properly licensed and all related fees paid. To the knowledge of HealthAxis, all application Software utilized in its business is year 2000 compliant. To the knowledge of HealthAxis, none of the Software or Intangibles listed on Schedule 3.9, or their respective past or current uses, including the preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person. To the knowledge of HealthAxis, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or Intangibles listed on
Schedule 3.9. Except as set forth on Schedule 3.9, none of the Software or Intangibles listed on Schedule 3.9 is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Acquired Companies or any of the HealthAxis Shareholders nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

         3.10 Contracts. Schedule 3.10 is an accurate and complete list of all of the following types of Contracts which involve either future Obligations of $100,000 or more to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, or is otherwise material to any of the Acquired Companies (collectively, the "Specified Contracts"), grouped into the following categories: (a) customer, client or alliance partner Contracts; (b) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any of the Acquired Companies; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d)

Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of Software under which any of the Acquired Companies is the purchaser, licensee, lessee or user, and other supplier Contracts; (e) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 3.12, and excluding oral Contracts with employees for "at will" employment); (f) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of any of the Acquired Companies, or any prior version thereof, or any part of the customer base, business or Assets of any of the Acquired Companies, or any shares or other ownership interests in any of the Acquired Companies (or any of their predecessors) was acquired; and (g) other material Contracts (excluding Contracts which constitute Insurance Policies listed on
Schedule 3.16 and excluding this Agreement and all other Contracts entered into between any of the Acquired Companies and Provident, or among any of the Acquired Companies, Provident and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 3.10, and copies of each written Specified Contract have been made available to Provident and Newco. Except as set forth on Schedule 3.10, with respect to each of the Specified Contracts, none of the Acquired Companies is in material default thereunder nor would be in material default thereunder with the passage of time, the giving of notice, or both. Except as set forth on Schedule 3.10, to the knowledge of HealthAxis, none of the other parties to any Specified Contract is in material default thereunder or would be in material default thereunder with the passage of time, the giving of notice or both. Except as set forth on
Schedule 3.13, none of the Acquired Companies has given or received any notice of default or notice of termination with respect to any Specified Contract, and to the knowledge of HealthAxis each Specified Contract is in full force and effect in accordance with its terms. Except as set forth on Schedule 3.13, there are no currently outstanding proposals or offers submitted by any of the Acquired Companies to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of such company involving an amount or commitment exceeding $100,000 in any single case or an aggregate amount or commitment exceeding $500,000 in the aggregate.

         3.11 Employees and Independent Contractors. Schedule 3.11 is a list of all of the employees with annual compensation in excess of $100,000 of the Acquired Companies and (a) their titles or responsibilities; (b) their social security numbers; (c) their dates of hire; (d) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Schedule 3.11 is a list of all sales representatives and material independent contractors engaged by the Acquired Companies and their payment arrangements (if not set forth in a Contract listed or described on Schedule 3.10). Except as limited by any employment Contracts listed on Schedule 3.10 and except for any limitations of general application which may be imposed under applicable employment Laws, each of the Acquired Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay and benefits in accordance with such company's disclosed severance pay policy and benefits due terminated employees. Neither the Transactions, nor the termination of the employment of any employees of any of the Acquired Companies prior to or following the consummation of the Transactions could result in any of the Acquired Companies making or being required to make any "excess parachute payment" as that term is defined in
Section 280G of the Code. To the knowledge of HealthAxis, each of the Acquired Companies is in compliance in all material respects with all Laws respecting employment practices. None of the Acquired Companies has ever been a party to or bound by any union, collective bargaining or similar Contract, nor is any such

Contract currently in effect or being negotiated by or on behalf of any of the Acquired Companies. Since January 1, 1998, none of the Acquired Companies has experienced any labor problem that was or is material to it. Except as indicated on Schedule 3.11, since January 1, 1999, to the knowledge of HealthAxis, no employee of any of the Acquired Companies having an annual salary of $75,000 or more has indicated an intention to terminate or has been terminated with respect to his or her employment with such company.

         3.12 Employee Benefit Plans. Schedule 3.12 sets forth an accurate and complete list of all of HealthAxis' Employee Benefit Plans to which any Acquired Company is bound (collectively referred to as "HealthAxis' Employee Benefit Plans"). Except as set forth on Schedule 3.12, none of the Acquired Companies has (a) established, maintained or contributed to (or has been obligated to contribute to) any Employee Benefit Plans, (b) proposed any Employee Benefit Plans which it plans to establish or maintain or to which it plans to contribute, or (c) proposed any changes to any Employee Benefit Plans now in effect. Accurate and complete copies of all of HealthAxis' Employee Benefit Plans, a list of all employees affected or covered by HealthAxis' Employee Benefit Plans, and all Obligations thereunder have been made available to Provident. If permitted and/or required by applicable Law, the Acquired Companies have properly submitted all of HealthAxis' Employee Benefit Plans in good faith to meet the applicable requirements of ERISA and/or the Code to the Internal Revenue Service (the "IRS") for its approval within the time prescribed therefor under applicable federal regulations. Favorable letters of determination of such tax-qualified status from the IRS are attached to Schedule
3.12. With respect to HealthAxis' Employee Benefit Plans, the Acquired Companies will have made, on or before the Closing Date, all payments required to be made by them on or before the Closing Date and will have accrued (in accordance with GAAP) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. HealthAxis has made available to Provident an accurate and complete copy of the most current Form 5500 and any other form or filing required to be submitted to any governmental agency with regard to any of HealthAxis' Employee Benefit Plans and the most current actuarial report, if any, with regard to any of HealthAxis' Employee Benefit Plans. All of HealthAxis' Employee Benefit Plans are, and have been, operated in full compliance in all material respects with their provisions and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. The Acquired Companies and all fiduciaries of HealthAxis' Employee Benefit Plans have complied in all material respects with the provisions of HealthAxis' Employee Benefit Plans and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. There have been no Reportable Events (as defined in ERISA), no events described in Sections 4062, 4063 or 4064 of ERISA, and no termination or partial termination (including any termination or partial termination attributable to the Transactions contemplated by this Agreement) of any of HealthAxis' Employee Benefit Plans. There would be no Obligation of any of the Acquired Companies under Title IV of ERISA if any of HealthAxis' Employee Benefit Plans were terminated as of the Closing Date. As a result of any action or inaction prior to Closing by any of the Acquired Companies, none of the Acquired Companies has incurred, nor will incur, any withdrawal liability, nor do any of the Acquired Companies have any contingent withdrawal liability, under ERISA to any Multiemployer Plan (as defined in ERISA or the Code). None of the Acquired Companies has incurred, or will incur, any Obligation to the Pension Benefit Guaranty Corporation (or any successor thereto). Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (x) result in any payment (including any severance, unemployment compensation or golden parachute payment) becoming due from any of the Acquired Companies under any of HealthAxis' Employee Benefit Plans, (y) increase any benefits otherwise payable under any of HealthAxis' Employee Benefit Plans, or (z) result in the acceleration of the time of payment or vesting of any such benefits to any extent. There are no pending Proceedings that have been asserted or instituted against any of HealthAxis' Employee Benefit Plans, the Assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the knowledge of HealthAxis, there are no facts which could form the basis for any such Proceeding. There are no investigations or audits of any of HealthAxis' Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or, to the knowledge of HealthAxis, threatened, and, to the knowledge of HealthAxis, there are no facts which could form the basis for any such investigation or audit. Except as disclosed in Schedule 3.12, no event has occurred nor will occur which will result in any of the Acquired Companies having an Obligation in connection with any Employee Benefit Plan established, maintained, contributed to or to which there has been as obligation to contribute (currently or previously) by it or by any other entity which, together with any of the Acquired Companies, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or (iv) another arrangement covered by Section 414(o) of the Code.

         3.13 Carrier Partners and Internet Partners. Except as set forth on
Schedule 3.13, since January 1, 1999, none of the carrier partners, internet partners or material suppliers of the Acquired Companies has given notice or otherwise indicated to such company that it will or intends to terminate or not renew its Contract with such company before the scheduled expiration date or otherwise terminate its relationship with such company. To the knowledge of HealthAxis, the relationship of each of the Acquired Companies with such carrier partners, internet partners or material suppliers is currently on a good and normal basis and the Transactions will not adversely affect these relations.

         3.14 Proceedings and Judgments. Except as disclosed on Schedule 3.14,
(a) no Proceeding is currently pending or, to the knowledge of HealthAxis, threatened, nor has any Proceeding occurred at any time since January 1, 1998, to which any of the Acquired Companies is or was a party, or by which any of the Acquired Companies or any Assets or business of any of the Acquired Companies is or was affected; (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1998, against any of the Acquired Companies, or by which any of the Acquired Companies or any Assets or business of any of the Acquired Companies is or was affected; and (c) no material breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted in any proceeding or, to the knowledge of HealthAxis, threatened in writing by or against any of the Acquired Companies at any time since January 1, 1998, and, to the knowledge of HealthAxis, there is no basis for any such claim.

         3.15 Insurance. Schedule 3.15 is an accurate and complete list of all Insurance Policies (excluding Insurance Policies that constitute HealthAxis' Employee Benefit Plans described on Schedule 3.12) owned or maintained by any of the Acquired Companies and/or any of their predecessors at any time since January 1, 1998. Except as indicated on Schedule 3.15, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. None of the Acquired Companies has received notice of cancellation with respect to any such current Insurance Policy, and, to the knowledge of HealthAxis, there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Accurate and complete copies of all Insurance Policies described on
Schedule 3.15 have been made available to Provident. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on
Schedule 3.15. There are no claims that are pending under any of the Insurance Policies described in this section.

         3.16 Questionable Payments. None of the Acquired Companies or, to the knowledge of HealthAxis, any of the HealthAxis Shareholders, nor any current or former partners, owners, HealthAxis Shareholders, members, directors, executives, officers, representatives, agents or employees of any of the Acquired Companies (when acting in such capacity or otherwise on behalf of any of the Acquired Companies or any of their predecessors), (a) has used or is using any corporate funds (i) for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity or, (ii) to the knowledge of HealthAxis, in violation of customer policies and/or rules;
(b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (d) has made at any time since January 1, 1998, any false or fictitious entries on the books and records of any of the Acquired Companies; (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any of the Acquired Companies; or (f) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of any of the Acquired Companies.

         3.17 Related Party Transactions. To the knowledge of HealthAxis, except as described on Schedule 3.17 and except for any Contracts listed on Schedule 3.13, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Acquired Companies and any current or former partner, owner, shareholder, member, director, officer or controlling Person of any of the Acquired Companies, other than Provident or its subsidiaries.

         3.18 Brokerage Fees. Except as set forth on Schedule 3.18, no Person acting on behalf of any of the Acquired Companies or any of the HealthAxis Shareholders is or shall be entitled to any brokerage fee, finder's fee or investment banking fee in connection with the Transactions.

         3.19 Investment Company. HealthAxis is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

         3.20 Full Disclosure. No representation or warranty made by HealthAxis in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to Provident and Newco in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be material to Provident's or Newco's understanding thereof in any respect.

         3.21 Compliance with Law. The operations of each of the Acquired Companies, the conduct of the business of each of the Acquired Companies, as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets of each of the Acquired Companies have complied and currently do comply with all applicable Laws and the articles and bylaws of each entity except where the failure to comply will not have a Material Adverse Effect. Except as set forth on Schedule 3.21, each of the Acquired Companies has obtained and holds all Permits required for the lawful operation of its business or businesses as and where such business or businesses are presently conducted. All Permits held by the Acquired Companies are listed on Schedule 3.21, and copies of such Permits have been made available to Provident and Newco.

                SECTION 4: REPRESENTATIONS OF PROVIDENT AND NEWCO

         Provident and Newco, jointly and severally, represent and warrant to HealthAxis and the HealthAxis Shareholders as of the date of this Agreement, and covenant with HealthAxis and the HealthAxis Shareholders, as follows:

         4.1 Organization. Provident and Newco are each a corporation that is duly organized and subsisting under the Laws of the Commonwealth of Pennsylvania. Provident and Newco each possess the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement and the Plan. Newco is a wholly owned subsidiary of Provident. Newco has not engaged in any activities other than in connection with its organization and this Agreement and has no liabilities.

         4.2 Agreement. Each of Provident's and Newco's execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) subject to approval by Provident shareholders ("Provident Shareholders') of Provident's issuances of the Provident Common Stock in the Merger as required by the NASD and an amendment to its articles of incorporation to increase its authorized shares, have been duly authorized by all necessary corporate actions by their respective boards of directors, and Provident Shareholders; (b) do not constitute a violation of or default under their respective charters or bylaws;
(c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which Provident or Newco is a party or by which Provident or Newco is bound; (d) do not constitute a violation of any Law or Judgment that is applicable to it or to their respective businesses or Assets, or to the Transactions; and (e) except as stated on
Schedule 4.2, do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of each of Provident and Newco, enforceable against each of them in accordance with its terms.

         4.3 Provident's Stock. The authorized capital stock of Provident is 50,000,000 shares of Provident Common Stock, of which 12,944,393 shares were issued and outstanding as of September 30, 1999, 20,000,000 shares of Class A Common Stock par value $.10 per share, none of which are outstanding, and 20,000,000 shares of preferred stock, $1.00 par value per share, none of which are outstanding. All of the issued and outstanding shares of capital stock of Provident have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability or preemptive rights attaching to the ownership thereof. All issuances and grants of all outstanding options, warrants and all offerings, sales and issuances by Provident of any shares of capital stock complied in all material respects with all applicable federal and state securities Laws, all applicable state corporation Laws and all requirements set forth in applicable Contracts. Except as provided on Schedule 4.3, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock, or other securities of Provident.

         4.4 SEC Filings. (a) Except as stated on Schedule 4.4, Provident has timely filed all reports, proxy statements, forms and other documents required to be filed with the SEC since January 1, 1996 and prior to the date of this Agreement ("Provident SEC Documents"). As of their respective dates, Provident SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Provident SEC Documents. As of their respective dates, the Provident SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements of Provident included in the Provident SEC Documents (i) have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the related notes and schedules thereto) and (ii) fairly present in all material respects the consolidated financial position of Provident and its consolidated subsidiaries as of the dates thereof, and the results of its operations and its cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments, none of which was material and that, in the case of financial statements included therein which reflect an acquisition accounted for as a purchase, the financial statements for the period succeeding the acquisition are presented on a different basis of accounting than the period prior to the acquisition and are not directly comparable).

         4.5 Form S-4 Registration Statement. The Form S-4 Registration Statement and all amendments thereto will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. Neither the Form S-4 Registration Statement, nor any amendments thereof, will, on the date the Proxy Statement/Prospectus is first mailed to Provident and HealthAxis Shareholders, at the time of the Provident and/or HealthAxis Shareholders' meeting, at the Effective Date or at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that Provident makes no representation or warranty with respect to any information furnished to it by HealthAxis or any of HealthAxis' accountants, counsel or other authorized representatives in writing specifically for inclusion in the Form S-4 Registration Statement. None of the information with respect to Provident or any affiliate of Provident (other than the Acquired Companies) that is set forth in the Proxy Statement/Prospectus will, on the date that the Proxy Statement/Prospectus is first mailed to Provident and HealthAxis Shareholders, at the time of the Provident and/or HealthAxis Shareholder Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.6 Absence of Changes. Except as disclosed in the Provident SEC Documents, since September 30, 1999, there has not been a material adverse change as to Provident and its subsidiaries.

         4.7 Authorization for Provident Common Stock. Provident will take all necessary action prior to the Closing Date to permit it to issue the number of shares of Provident Common Stock required to be issued pursuant to this Agreement and the Plan, including amending its Articles of Incorporation to increase the number of authorized shares of common stock. All shares of Provident Common Stock issued pursuant to this Agreement and the Plan will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof. All shares of Provident Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will, when issued, be listed for trading on the NASDAQ National Market System, subject to official notice of issuance.

         4.8 Investment Matters. Provident is acquiring the HealthAxis Stock for its own account for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution thereof.

         4.9 Brokerage Fees. Except as set forth in Schedule 4.9, no Person acting on behalf of Provident is or shall be entitled to any brokerage fee, finder's fee or investment banking fee in connection with the Transactions.

         4.10 Compliance with Law. The operations of Provident, the conduct of the businesses of Provident, as and where such businesses have been or presently are conducted, and the ownership, possession and use of the assets of Provident have complied and currently do comply in all material respects with all applicable Laws. Provident is not subject to any consent decree of any Person.

         4.11 Full Disclosure. No representation or warranty made by Provident in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to HealthAxis by Provident in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to HealthAxis' understanding thereof in any respect.

         4.12 Investment Company. Provident is not currently and upon consummation of the Merger, Provident will not be an investment company within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 5: CERTAIN OBLIGATIONS OF HEALTHAXIS PENDING CLOSING

         5.1 Conduct of Business. Between the date of this Agreement and the Closing Date or termination of the Agreement, except with the prior written consent of Provident:

         (1) Each of the Acquired Companies shall, (i) conduct their respective businesses in the ordinary course consistent with past practice, (ii) not make any material change in their business practices, and (iii) use their reasonable best efforts to preserve their business organization intact, keeping available the services of their current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of their customers, suppliers and other Persons having business relations with the Acquired Companies.

         (2) Each of the Acquired Companies shall, maintain their corporate existence and subsistence in their respective jurisdictions of incorporation and their good standing in each jurisdiction where they are currently qualified as a foreign corporation. None of the Acquired Companies shall amend their articles of incorporation or bylaws.

         (3) None of the Acquired Companies shall, redeem, retire or purchase, or create, grant or issue any options, warrants or other Contracts or Contract Rights with respect to, any shares of HealthAxis Stock, or any other capital stock or other securities of HealthAxis, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights, except as may be consistent with past practices.

         (4) Except with respect to the conversion and/or exercise of currently outstanding warrants, stock options and/or Preferred Stock, HealthAxis shall not sell, assign, give, pledge or grant or otherwise transfer, dispose of or encumber any shares of the HealthAxis Stock (or securities convertible, exercisable or exchangeable for capital stock of HealthAxis), or any other capital stock or other securities of HealthAxis owned or held by it.

         (5) The Acquired Companies shall not enter into any Contract that commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 5.1 or any other provisions of this Agreement or the Plan.

         5.2 Consents. Between the date of this Agreement and the Closing Date, each of the Acquired Companies shall in good faith use their reasonable best efforts to obtain all Consents and approvals of all lenders, lessors, vendors, customers and other Persons necessary to permit the Merger and the other Transactions to be consummated without violating any loan agreement, lease or other material Contract to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, and to give the notices and make the filings described on Schedule 3.2.

         5.3 Advice of Changes. Between the date of this Agreement and the Closing Date, HealthAxis shall promptly advise Provident, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of HealthAxis contained in this Agreement).

         5.4 Reasonable Best Efforts. HealthAxis shall use its reasonable best efforts to consummate the Merger and the other Transactions as of the earliest practicable date. HealthAxis shall not take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

      SECTION 6: CERTAIN OBLIGATIONS OF PROVIDENT AND NEWCO PENDING CLOSING

         6.1 Conduct of Business. Between the date of this Agreement and the Closing Date or termination of the Agreement, except with the prior written consent of HealthAxis:

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

                  (1) Provident shall, (i) conduct its business in the ordinary course consistent with past practice, (ii) not make any material change in its business practices, and (iii) use its reasonable best efforts to preserve its business organization intact, keeping available the services of its current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of its customers, suppliers and other Persons having business relations with Provident.

                  (2) Provident and Newco shall maintain their corporate existence and subsistence in their respective jurisdictions of incorporation and their good standing in each jurisdiction where they are currently qualified as a foreign corporation. Neither Provident nor Newco shall amend their articles of incorporation or bylaws.

                  (3) Except in the ordinary course of its business consistent with its past practices, Provident shall not redeem, retire or purchase, or create, grant or issue any options, warrants or other Contracts or Contract Rights with respect to, any shares of Provident Common Stock, or any other capital stock or other securities of Provident, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights, except as may be consistent with past practices.

                  (4) Except with respect to the conversion and/or exercise of currently outstanding warrants, stock options and/or Preferred Stock, Provident shall not sell, assign, give, pledge or grant or otherwise transfer, dispose of or encumber any shares of the Provident Common Stock (or securities convertible, exercisable or exchangeable for capital stock of Provident), or any other capital stock or other securities of Provident owned or held by it.

                  (5) Neither Provident nor Newco shall enter into any Contract that commits them to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 6.1 of this Agreement or the Plan.

         6.2 Consents. Between the date of this Agreement and the Closing Date, Provident and Newco shall in good faith use their reasonable best efforts to obtain all Consents and approvals of all lenders, lessors, vendors, customers and other Persons necessary to permit the Merger and the other Transactions to be consummated without violating any loan agreement, lease or other material Contract to which either Provident or Newco is a party or by which either Provident or Newco is bound, and to give the notices and make the filings described on Schedule 4.2.

         6.3 SEC Reports. Between the date of this Agreement and the Closing Date, Provident shall timely file all reports and other filings required to be filed by it under the Exchange Act.

         6.4 Advice of Changes. Between the date of this Agreement and the Closing Date, Provident shall promptly advise HealthAxis, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed pursuant to a representation or warranty in this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of Provident and/or Newco contained in this Agreement).

         6.5 Reasonable Best Efforts. Provident and Newco shall use their reasonable best efforts to consummate the Merger and the other Transactions as of the earliest practicable date, and neither Provident nor Newco shall take, or cause to be taken, or to the best of their ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

         6.6 NASDAQ Listing. Provident shall use its best efforts to cause the shares of Provident Common Stock constituting the Merger consideration to be listed on the NASDAQ National Market System subject to notice of official issuance thereof.

         6.7 Employee Benefits. Following the Effective Date, Provident shall cause Newco to provide benefits to such employees which are comparable to those provided to similarly situated employees of Provident from time-to-time.

         6.8 Name and Symbol Change. Subject to receipt of the necessary consents, Provident shall use reasonable efforts to change its name to HealthAxis Inc. and its symbol to "HAXS".

                 SECTION 7: ADDITIONAL COVENANTS OF THE PARTIES

         7.1 Shareholders' Meetings. (a) Provident shall cause a meeting of its shareholders (including any postponements or adjournments thereto) (the "Provident Shareholders' Meeting") to be duly called and held as soon as reasonably practicable, but in any event within 30 business days after the mailing of the Proxy Statement/Prospectus (as hereinafter defined), for the purpose of voting on the approval of the issuance of the shares of Provident Common Stock to be issued in connection with the Merger; provided, however, that notwithstanding anything to the contrary contained in this Agreement, Provident may adjourn or postpone the Provident Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to Provident's Shareholders in advance of a vote on the issuance of Provident Common Stock in the Merger or, if as of the time for which the Provident Shareholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Provident Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Provident Shareholders' Meeting. HealthAxis shall cause a meeting of its shareholders (including any postponements or adjournments thereto) (the "HealthAxis Shareholders' Meeting") (the Provident Shareholders' Meeting and the HealthAxis Shareholders' Meeting shall collectively be referred to herein as, the "Shareholders' Meetings") to be duly called and held as soon as reasonably practicable, but in any event within 30 business days after the mailing of the Proxy Statement/Prospectus (as hereinafter defined), for the purpose of voting on the approval of the Merger.

                  (b) As promptly as practicable following the date of this Agreement, Provident and HealthAxis shall prepare a joint proxy statement/prospectus with respect to the Shareholders' Meetings (which proxy statement/prospectus will constitute the prospectus of Provident to be included in the Form S-4 Registration Statement to be filed by Provident pursuant to
Section 7.2 hereof and a proxy statement/prospectus on Schedule 14A) (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Provident's and HealthAxis' Shareholders, is herein called the "Proxy Statement/Prospectus"). Provident will (i) as promptly as practicable following the preparation of the Proxy Statement/Prospectus file the Proxy Statement/Prospectus with the SEC, and use its reasonable best efforts to have it cleared by the SEC and thereafter mail the Proxy Statement/Prospectus to its shareholders; (ii) use its reasonable best efforts to obtain the necessary approval by its shareholders of the issuance of the Provident Common Stock in the Merger and the amendment of the Articles of Incorporation of

Provident to increase the number of authorized shares of Common Stock and (iii) otherwise comply with all legal requirements applicable to its respective meeting. HealthAxis will (i) promptly after the Proxy Statement/Prospectus is cleared by the SEC mail the Proxy Statement/Prospectus to its shareholders; (ii) use its reasonable best efforts to obtain the necessary approvals by its shareholders of the Merger and (iii) otherwise comply with all legal requirements applicable to its respective meeting. Provident agrees to provide HealthAxis with all comments or correspondence received from the SEC as to the Proxy Statement/Prospectus and Provident and HealthAxis shall prepare responses to any such comments or correspondence as required to have the Proxy Statement/Prospectus cleared by the SEC. The Proxy Statement/Prospectus shall include the recommendation of the Provident Board of Directors that their respective shareholders approve the issuance of the Provident Common Stock in the Merger. Provident shall send a Notification of the Merger to HealthAxis Shareholders notifying them of the Effective Date.

                  (c) The Boards of Directors of each of Provident and HealthAxis shall recommend approval of the issuance of Provident Common Stock in the Merger and of the Merger, as the case may be, by their respective shareholders and will agree to vote the shares that they hold in favor of the Merger. Provident agrees to vote its shares of HealthAxis common and preferred stock in favor of the Merger.

         7.2 Registration Statement and Proxy Statement/Prospectus. Provident will, as promptly as practicable following the date of this Agreement, prepare and, following receipt of notification from the SEC that it has no further comments on the Proxy Statement/Prospectus assuming Provident initially files a proxy statement/propsectus on Schedule 14A, file with the SEC a registration statement on Form S-4 (the "Form S-4 Registration Statement"), containing the Proxy Statement/Prospectus, and the prospectus in connection with the Merger and the other transactions contemplated hereby and the SEC as promptly as practicable, HealthAxis will cooperate with Provident in the preparation and filing of the Proxy Statement/Prospectus and will provide Provident with all financial and other data concerning HealthAxis as is necessary in order for Provident to prepare the Proxy Statement/Prospectus.

         7.3 Blue Sky Permits. Provident shall use its reasonable efforts to obtain, prior to the effective date of the Form S-4 Registration Statement, all necessary state securities law or "blue sky" permits and approvals required to ensure that the Provident Common Stock to be issued in the Merger will be registered or qualified under such state securities Laws, and will pay all expenses incident thereto; provided, however, that the foregoing shall not require Provident to (i) submit generally to jurisdiction or require it to qualify to do business in any jurisdiction where it is not presently required to submit to jurisdiction or be qualified to do business; or (ii) file a general consent to service of process in any jurisdiction.

         7.4 Tax Free Reorganization. HealthAxis and Provident agree not to take or cause to be taken any actions that would adversely affect the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         7.5 Full Disclosure. None of the information supplied or to be supplied by or on behalf of the Acquired Companies for inclusion or incorporation by reference in the Proxy Statement/Prospectus to be filed with the SEC by Provident in connection with the Provident and/or HealthAxis Shareholders' Meeting to be held by Provident and/or HealthAxis relating to the Merger did or will, at the time the information was or is supplied, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. If any such information becomes untrue in any material respect prior to the filing of the Proxy Statement/Prospectus, the mailing of the Proxy Statement/Prospectus to the Provident and HealthAxis Shareholders or the time of the Provident and/or HealthAxis Shareholders' Meeting, HealthAxis will promptly notify Provident.

       SECTION 8: CONDITIONS PRECEDENT TO HEALTHAXIS' CLOSING OBLIGATIONS

         Each obligation of HealthAxis to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 8, except to the extent that such satisfaction is waived by HealthAxis in writing.

         8.1 Provident's and Newco's Representations. There shall not have been any material breach of any representation, warranty or certification made by Provident and/or Newco in this Agreement or pursuant hereto.

         8.2 Provident's and Newco's Performance. All of the terms and conditions of this Agreement to be satisfied or performed by Provident and/or Newco on or before the Closing Date (including, but not limited to, the obligations set forth in Section 10.3) shall have been substantially satisfied or performed.

         8.3 Absence of Proceedings. No Proceeding shall have been instituted, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks material damages as a result of, the consummation of the Merger or any of the other Transactions.

         8.4 Approval of HealthAxis and Provident Shareholders. The Merger and the issuance of the shares of Provident Common Stock in the Merger shall have been duly approved by the affirmative vote of the HealthAxis and Provident Shareholders, as the case may be, in accordance with applicable Law. The Provident Shareholders shall have approved the amendment to the Articles of Incorporation of Provident to increase the number of authorized shares of common stock.

         8.5 Board Seats. The following individuals shall have been elected to the Board of Directors of Provident effective as of the Effective Date of the
Merger: Ronald L Jensen, Gregory T. Mutz and Dennis B. Maloney.

         8.6 Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting Provident or any of its subsidiaries. or their respective businesses, Assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of Provident or its subsidiaries between the date of this Agreement and the Closing Date.

         8.7 Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no order suspending such effectiveness shall have been issued and remain in effect.

         8.8 Listing of Provident Common Stock. The shares of Provident Common Stock issuable in accordance with the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

         8.9 Tax Opinion. The parties shall have received an opinion of tax counsel, in form and substance reasonably satisfactory to Provident and HealthAxis, dated as of the Effective Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts then existing: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and each of Provident, HealthAxis and Newco will be a "party to a reorganization" within the meaning of Section 368(b) of the Code. In rendering such opinion, such firm may require and rely upon representations contained in the tax representation letters delivered to it by Provident and HealthAxis, and such other certificates from such other Persons as such firm may reasonably require; and (ii) the consummation of the Merger will not adversely affect the qualification of the merger between HealthAxis and Insurdata Inc., which occurred on January 7, 2000, as a "reorganization" within the meaning of Section 368(a) of the Code. Such an opinion may contain such further assumptions and qualifications as are customary in legal opinions concerning federal income taxation.

 SECTION 9: CONDITIONS PRECEDENT TO PROVIDENT'S AND NEWCO'S CLOSING OBLIGATIONS

         Each obligation of Provident and Newco to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 9, except to the extent that such satisfaction is waived by Provident in writing.

         9.1 Upon consummation of the Merger, Provident, Newco, UICI, Michael Ashker and Alvin H. Clemens shall enter into a shareholder agreement in the form attached hereto as Exhibit B.

         9.2 Approval of the HealthAxis and Provident Shareholders. The Merger and the issuance of shares of Provident Common Stock in the Merger shall have been duly approved by the affirmative vote of the Shareholders of HealthAxis and Provident Shareholders, as the case may be, in accordance with applicable Law, the Articles of Incorporation and Certificates of Designation.

         9.3 Dissenting and other HealthAxis Shareholders. The aggregate number of shares of HealthAxis Stock owned by those HealthAxis Shareholders (if any) who shall have exercised (or given notice of their intent to exercise) the rights of dissenting shareholders under the Pennsylvania Business Corporation Law or any other applicable corporate law shall be less than ten percent (10%) of the total number of outstanding shares of HealthAxis Stock.

         9.4 HealthAxis' Representations. There shall not have been any material breach of any representation, warranty or certification made by HealthAxis in this Agreement or pursuant hereto, except where such material breach is a direct result of the actions of Provident.

         9.5 HealthAxis' Performance. All of the terms and conditions of this Agreement to be satisfied or performed by HealthAxis on or before the Closing Date (including the Obligations set forth in Section 10.2) shall have been substantially satisfied or performed.

         9.6 Absence of Proceedings. No Proceeding shall have been instituted, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Merger or any of the other Transactions.

         9.7 Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting the Acquired Companies, or their respective businesses, Assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of any of the Acquired Companies between the date of this Agreement and the Closing Date; provided however that to the extent any such material adverse change or material casualty loss is caused, directly or indirectly, by any action or inaction of Provident, such change or loss shall not be deemed to be a material adverse change or material casualty loss.

         9.8 Between the date of this Agreement and the Closing Date, the net worth of the Acquired Companies on a consolidated basis as determined in accordance with GAAP, but excluding goodwill and all other intangible assets acquired as a result of HealthAxis' acquisition of Insurdata, shall not be less than $20.0 million. To the extent that the Closing Date has not occurred prior to the quarterly dates set forth below, the net worth as of any previous quarterly date of the Acquired Companies on a consolidated basis as determined in accordance with GAAP, but excluding goodwill and other intangible assets acquired as a result of HealthAxis' acquisition of Insurdata, shall not be less than: $50.0 million on March 31, 2000; $35.0 million on June 30, 2000; and $20.0 million on September 30, 2000.

                               SECTION 10: CLOSING

         10.1 Closing. The closing of the Merger and the other Transactions (the "Closing") shall take place at a mutually agreeable time and place on a date designated by Provident (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 8 and 9. Contemporaneously with the Closing, the parties hereto shall cause the Plan and properly executed Articles of Merger conforming to the requirements of the Pennsylvania Business Corporation Law (the "Articles of Merger") to be filed with the proper officers of the Commonwealth of Pennsylvania, and the parties shall take such further actions as may be required by the Commonwealth of Pennsylvania, and any other applicable Law, in connection with consummation of the Merger. The Merger shall take effect at the time such filing is made with the Commonwealth of Pennsylvania or at such later time as may be specified in the Articles of Merger (the "Effective Date").

         10.2 HealthAxis' Obligations at Closing. At or prior to the Closing, Provident and Newco shall have received the following:

         (1) All instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of HealthAxis described on Schedule 3.4 and all keys and combinations to all safe deposit boxes, lock boxes and safes of HealthAxis and other depositories described on Schedule 3.4.

         (2) A certificate, dated as of the Closing Date, in form and substance satisfactory to Provident, signed by the President and Chief Financial Officer of HealthAxis, certifying, that (i) all representations and warranties made by HealthAxis in this Agreement are correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by HealthAxis on or before the Closing Date have been substantially satisfied or performed, and
(iii) there has not been any material adverse change or material casualty loss affecting any of the Acquired Companies, or their business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in HealthAxis' financial performance between the date of this Agreement and the Closing Date.

         (3) Articles of Merger for the Commonwealth of Pennsylvania, in form and substance, acceptable to the parties ("Articles of Merger"), dated as of the Closing Date and duly executed by HealthAxis.

         (4) The signed copies of all Consents listed on Schedule 3.2.

         (5) All of the original minute books and stock books of the Acquired Companies (including original stock certificates evidencing HealthAxis' 100% ownership of each of the subsidiaries) and duly executed resignations, dated as of the Effective Date, of all directors and officers of the Acquired Companies other than as specified by Provident.

         (6) Good standing certificates for HealthAxis, dated no earlier than ten (10) days before the Closing Date, from the Commonwealth of Pennsylvania and from each other jurisdiction in which it is qualified or registered to do business as a foreign corporation and good standing certificate or equivalent from each of the other Acquired Companies from their respective jurisdiction of incorporation.

         (7) A certificate of Secretary of HealthAxis as to the incumbency and signatures of the officers of HealthAxis executing this Agreement.

         (8) Copies of the resolutions duly adopted by the board of directors of HealthAxis, authorizing HealthAxis to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of HealthAxis as in full force and effect, without modification or rescission, on and as of the Closing Date.

         (9) A duly signed letter, from each affiliate of HealthAxis, in form, attached hereto as Exhibit C, stating that such affiliate will not sell, assign, give, pledge (except in connection with fully recourse bank loans) or otherwise transfer, dispose of or reduce such affiliate's risk relating to any of such affiliate's shares of capital stock or other securities of Provident without compliance with the applicable federal and state securities laws.

         (10) The legal opinion of tax counsel described in Section 8.9.

         (11) A legal opinion of Blank Rome Comisky & McCauley LLP, as to various corporate and related matters in connection with the Transactions and reasonably acceptable to Provident.

         (12) Notice that all applicable waiting periods with respect to the Transactions shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have
(i) required any party to divest itself of any assets in order to consummate such Transactions, or (ii) taken any actions to prohibit the consummation of such Transactions.

         (13) All other agreements, certificates, instruments, financial statement certifications, opinions of counsel and documents reasonably requested by Provident in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement and the Plan.

         (14) Audited financial statements of each of HealthAxis and Insurdata Inc. as of December 31, 1999.

         10.3 Provident's and Newco's Obligations at Closing. At the Closing, HealthAxis shall have received the following:

         (1) The Articles of Merger duly executed by Newco.

         (2) A certificate, dated as of the Closing Date, in form and substance satisfactory to HealthAxis, signed by an officer of Provident, certifying that
(i) all representations and warranties made by Provident and/or Newco in this Agreement are correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by Provident and/or Newco on or before the Closing Date have been substantially satisfied or performed, and (iii) there has not been any material adverse change or material casualty loss affecting Provident, or its business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in Provident's financial performance between the date of this Agreement and the Closing Date.

         (3) Good standing certificates for each of Provident and Newco, dated no earlier than ten (10) days before the Closing Date, from the Commonwealth of Pennsylvania.

         (4) Copies of the resolutions duly adopted by the board of directors of Provident and by the board of directors and the sole shareholder of Newco, authorizing Provident and Newco, respectively, to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of Provident or Newco, respectively, as in full force and effect, without modification or rescission, on and as of the Closing Date.

         (5) A certificate of Secretary of each of Provident and Newco as to the incumbency and signatures of the officers of Provident and Newco executing this Agreement.

         (6) The signed copies of all Consents listed on Schedule 4.2.

         (7) The legal opinion of tax counsel described in Section 8.9.

         (8) A legal opinion of Butera, Beausang, Cohen and Brennan, Professional Corporation, as to various corporate and related matters in connection with the Transactions and reasonably acceptable to HealthAxis.

         (9) Notice that all applicable waiting periods with respect to the Transactions shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have
(i) required any party to divest itself of any assets in order to consummate such Transactions, or (ii) taken any actions to prohibit the consummation of such Transactions.

         (10) All other agreements, certificates, instruments, opinions of counsel and documents reasonably requested by HealthAxis in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement and the Plan.

         (11) Audited financial statements of Provident as of December 31, 1999.

              SECTION 11: CERTAIN OBLIGATIONS OF PROVIDENT AND THE
                       SURVIVING CORPORATION AFTER CLOSING

         11.1 Final Tax Returns. Newco shall timely prepare and file all federal, state and other income tax returns required to be filed by HealthAxis or its subsidiaries for the period from January 1, 2000 through the Closing Date, and Provident shall fully cooperate with the Newco Corporation with respect thereto.

         11.2 Delivery of Certificates. As soon as practicable, Provident shall deliver to the HealthAxis Shareholders certificates representing the shares of Provident Common Stock to which the HealthAxis Shareholders are entitled in accordance with Section 2 and the Plan.

                          SECTION 12: OTHER PROVISIONS

         12.1 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall not survive the Closing; provided that the covenants and agreements that, by their terms, are to have effect or be performed after the Closing Date shall survive in accordance with their terms.

         12.2 Termination. At any time before the Closing, whether or not the Merger has been approved by HealthAxis' Shareholders or Provident's Shareholders, this Agreement may be terminated and the Merger abandoned in accordance with any of the following methods:

         (1) By the mutual written consents of Provident and HealthAxis, authorized by their respective boards of directors.

         (2) By written notice from Provident to HealthAxis, or from HealthAxis to Provident, if it becomes certain (for all practical purposes) that any of the conditions to the closing obligations of the party giving such notice cannot be satisfied on or before July 31, 2000, for a reason other than such party's default, and such party is not willing to waive the satisfaction of such condition.

         (3) By written notice from Provident to HealthAxis, or from HealthAxis to Provident, if the Closing does not occur on or before July 31, 2000 for any reason other than a breach of this Agreement by the party giving such notice.

         12.3 Publicity. Without the prior written consent of Provident, HealthAxis shall not make any public announcement regarding the Transactions, nor shall it in any public manner disseminate any information regarding HealthAxis, Provident, the Merger or the other Transactions. Unless required by Law or stock exchange regulation, in the opinion of Provident's counsel, neither Provident nor Newco shall make any public announcement regarding the Transactions without first consulting with HealthAxis. With respect to any announcement that any of the parties is required by Law or stock exchange regulation to issue, such party shall, to the extent possible under the circumstances, review the necessity for the contents of the announcement with the other party before issuing the announcement.

         12.4 Fees and Expenses. Provident shall pay all of the fees and expenses incurred by it and/or Newco and HealthAxis shall pay all of the fees and expenses incurred by it in negotiating and preparing this Agreement and the Plan (and all other contracts and documents executed in connection herewith or therewith) and in consummating the Transactions.

         12.5 Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid. Notices may also be given by prepaid facsimile and shall be effective on the date transmitted if confirmed telephonically immediately thereafter and within 48 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notices to HealthAxis shall be sent to HealthAxis' address stated on page one of this Agreement to the attention of its president. Notices to Provident and/or Newco shall be sent to Provident's address stated on page one of this Agreement to the attention of its General Counsel, with a copy sent simultaneously to the same address to the attention of its Chief Financial Officer. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 12.5, provided that any such change of address notice shall not be effective unless and until received.

         12.6 Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

         12.7 Reliance by Provident and Newco. Notwithstanding the right of Provident and Newco to investigate the businesses, Assets and financial condition of the Acquired Companies, and notwithstanding any knowledge determined or determinable by Provident and Newco as a result of such investigation, Provident and Newco have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by HealthAxis in this Agreement or pursuant hereto.

         12.8 Reliance by HealthAxis. Notwithstanding the right of HealthAxis to investigate the businesses, Assets and financial condition of Provident and Newco, and notwithstanding any knowledge determined or determinable by HealthAxis as a result of such investigation, HealthAxis has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by Provident and Newco in this Agreement or pursuant hereto.

         12.9 Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, and the Plan state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including without limitation all confidentiality letter agreements and letters of intent previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

         12.10 Parties in Interest. This Agreement shall bind, benefit, and be enforceable by and against HealthAxis, Provident and Newco and their respective successors and assigns. No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other parties.

         12.11 Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

         12.12 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         12.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

         12.14 Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

         12.15 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

         12.16 Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         12.17 Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania, (c) each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 12.5, and the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

         12.18 No Third-Party Beneficiaries. No provision of this Agreement or the Plan is intended to or shall be construed to grant or confer any right to enforce this Agreement or the Plan, or any remedy for breach of this Agreement or the Plan, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the Acquired Companies.

         12.19 Nature of Transactions. The parties intend that the Merger shall constitute a purchase under GAAP and a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

         12.20 Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

         12.21 Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement or any agreements delivered in connection with the Transactions.

                        [Signatures Appear on Next Page]

         Witness the due execution and delivery hereof as of the date first stated above.

HEALTHAXIS.COM, INC.                     PROVIDENT AMERICAN CORPORATION


By:  /s/ Michael Ashker              By:   /s/ Alvin H. Clemens
    ------------------------             -------------------------------

Name:                                Name:
      ----------------------               -----------------------------

Title:                               Title:
      ----------------------                ----------------------------


                                      HEALTHAXIS ACQUISITION CORP.


                                      By:   /s/ Alvin H. Clemens
                                          ------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------

                              HealthAxis Affiliates

                                   Schedule A




                                 MICHAEL ASHKER
                                ALVIN H. CLEMENS
                                 HENRY G. HAGER
                             EDWARD W. LeBARON, JR.
                                ANTHONY R. VERDI
                                RONALD L. JENSEN
                                 GREGORY T. MUTZ
                                  ANDREW FELDER
                                DENNIS B. MALONEY
                                ELAINE DEL ROSSI
                                MICHAEL BEAUSANG
                              MICHAEL G. HANKINSON
                                      UICI

                                                                    Exhibit A

                          AGREEMENT AND PLAN OF MERGER


PARTIES:                  HEALTHAXIS.COM, INC.
                          a Pennsylvania corporation ("HealthAxis")
                          2500 DeKalb Pike
                          East Norriton, PA 19401

                          Provident American Corporation
                          a Pennsylvania corporation ("Provident")
                          2500 DeKalb Pike
                          Norristown, PA 19404

                          HEALTHAXIS ACQUISITION CORP.
                          a Pennsylvania corporation ("Newco")
                          2500 DeKalb Pike
                          East Norriton, PA 19401


DATE:                     As of January 26, 1999

BACKGROUND: Newco is a wholly owned subsidiary of Provident. HealthAxis, Provident and Newco have entered into an Agreement and Plan of Reorganization, dated as of this date (the "Reorganization Agreement"), that contemplates the consolidation and merger of HealthAxis with and into Newco (the "Merger") in accordance with the provisions of the Reorganization Agreement and the provisions of this Agreement and Plan of Merger (this "Plan").

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein and in the Reorganization Agreement, the parties hereto, intending to be legally bound, agree as follows:

        1. Merger. On the Effective Date (as defined below), HealthAxis shall be merged with and into Newco in accordance with the provisions of this Plan and in compliance with the Pennsylvania Business Corporation Law ("BCL" or the "Corporation Laws"), and the Merger shall have the effect provided for in the Corporation Laws. Newco (sometimes referred to as the "Surviving Corporation") shall be the surviving corporation of the Merger and shall continue to exist and to be governed by the laws of the Commonwealth of Pennsylvania. The corporate existence and identity of Newco, with its purposes and powers, shall continue unaffected and unimpaired by the Merger, and Newco shall remain a wholly owned subsidiary of Provident after the Effective Date. On the Effective Date, Newco shall succeed to and be fully vested with the corporate existence and identity of HealthAxis, and the separate corporate existence and identity of HealthAxis shall cease.

         2. Name. The name of the Surviving Corporation shall be HealthAxis.com, Inc.

         3. Charter. Immediately after the Merger, the Articles of Incorporation of the Surviving Corporation shall be that of Newco immediately before the Merger.

         4. Bylaws. Immediately after the Merger, the Bylaws of the Surviving Corporation shall be those of Newco immediately before the Merger.

         5. Directors. Immediately after the Merger, the directors of the Surviving Corporation shall be the following persons, who shall serve in accordance with the Bylaws of the Surviving Corporation:

                  Michael Ashker
                  Alvin H. Clemens
                  Henry G. Hagar
                  Ronald L. Jensen
                  Edward W. LeBaron, Jr.
                  Gregory T. Mutz
                  Dennis B. Maloney

         6. Officers. Immediately after the Merger, the officers of the Surviving Corporation shall be the following persons, who shall serve in accordance with the Bylaws of the Surviving Corporation:

     Michael Ashker            President and Chief Executive Officer
     Alvin H. Clemens          Chairman
     Anthony R. Verdi          Treasurer and Chief Financial Officer
     Andrew Felder             Executive Vice President - Corporate Development
     Dennis B. Maloney         Chief Operating Officer
     Elaine del Rossi          Senior Vice President - Consumer Group
     Michael G. Hankinson      Secretary

        7. Conversion into Provident Stock. Subject to the possible adjustment described in Section 9 of this Plan, on the Effective Date, each share of common stock, no par value per share, of HealthAxis ("HealthAxis Common Stock") issued and outstanding immediately before the Effective Date (except for Dissenting Shares, as defined in Section 14 of this Plan) shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive 1.127 shares (the "Exchange Ratio") of common stock of Provident, $0.10 par value per share ("Provident Stock").

        Prior to the Effective Date, all outstanding shares of HealthAxis Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Preferred Stock (collectively, "HealthAxis Convertible Preferred Stock") shall have been converted into HealthAxis Common Stock in accordance with their terms.

        8. Cancellation. On the Effective Date, all outstanding shares of HealthAxis Common Stock owned by Provident or Newco or any subsidiary thereof shall, by virtue of the Merger and without any action on the part of the holders thereof, no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of HealthAxis Common Stock shall thereafter cease to have any rights with respect to such shares of HealthAxis Common Stock and no consideration shall be delivered in exchange therefor.

        9. Possible Adjustment due to Recapitalization. Subject to the conditions in the Agreement and Plan of Reorganization if, between the date of the Reorganization Agreement and the Effective Date, there is a change in the number of issued and outstanding shares of Provident Stock resulting from (i) a stock split, reverse stock split, stock dividend, reclassification, exchange of shares or similar recapitalization, or (ii) purchases or awards of stock, or similar transactions under Provident's stock option, purchase and award plans, then the number of shares of Provident Stock into which the respective shares of HealthAxis Common Stock are converted, and any other applicable amounts set forth in this Plan, shall be appropriately adjusted. Subject to the conditions in the Agreement and Plan of Reorganization, the Exchange Ratio set forth in
Section 7 and such other amounts shall not be adjusted as a result of any other changes in the number of issued and outstanding shares of Provident Stock, such as changes resulting from acquisitions or offerings or changes resulting from exercises of employee stock options under Provident's stock option, purchase and award plans.

        10. No Fractional Shares. No fractional shares of Provident Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, the number of shares of Provident Stock to be issued to each shareholder of HealthAxis in accordance with this Plan shall be rounded down to the nearest whole number of shares of Provident Stock and any such shareholder who would otherwise be entitled to receive a fraction of a share of Provident Stock (after aggregating all fractional shares of Provident Stock issuable to such shareholder) shall, in lieu of such fraction of a share and, upon surrender of such shareholder's certificate(s) representing shares of HealthAxis Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing sale price of a share of Provident Stock as quoted on the Nasdaq National Market on the Effective Date.

        11. Stock Options, Warrants and Other Rights. HealthAxis' 1998 Stock Option Plan (the "Stock Plan") and all options to acquire shares of HealthAxis Common Stock that are issued and outstanding under the Stock Plan immediately before the Effective Date of which options to purchase 3,024,971 are outstanding on the date hereof, 300,000 shares of Common Stock issuable upon the exercise of warrants granted to AOL; 63,000 shares of Common Stock issuable upon the exercise of the warrants granted to ING Baring Furman Selz LLC; up to 150,000 shares of Common Stock issuable upon the exercise of warrants granted to Aetna/US HealthCare; 157,500 shares of Common Stock issuable upon the exercise of warrants granted to UICI; up to 50,000 shares of Common Stock issuable upon the exercise of the warrant granted to First Health; 75,000 shares of Series D Preferred Stock which is subject to a proposed amendment to convert the Series D Preferred Stock to Common Stock issuable upon the exercise of warrants granted to Intel Corp.; up to 330,000 shares of Common Stock issuable upon the exercise of warrants granted to Blue Cross/Blue Shield; and 426,930 shares of Common Stock subject to options to be issued as a result of the conversion of options granted pursuant to the Insurdata 1999 Stock Option Plan immediately before the Effective Date (collectively, the "Options"), shall continue in effect, as an option plan of Provident or as options, warrants or rights issued by Provident, as the case may be, in accordance with the terms and conditions by which they are governed immediately before the Effective Date, subject to the adjustments set forth in the next sentence. On the Effective Date, each Option or Warrant shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically adjusted to provide that (a) the number and type of shares issuable upon exercise of such Option or Warrant shall be that number of shares of Provident Stock (rounded down to the nearest whole number of shares) equal to the number of shares of HealthAxis Common Stock issuable upon exercise of such Option or Warrant immediately before the Effective Date, multiplied by the Exchange Ratio, and (b) the exercise price per share of Provident Stock under such Option or Warrant shall be that amount (rounded up to the nearest whole cent) equal to the exercise price per share of HealthAxis Common Stock under such Option immediately before the Effective Date, divided by the Exchange Ratio.

        12. HealthAxis Stock held by HealthAxis. On the Effective Date, any shares of HealthAxis Common Stock and HealthAxis Convertible Preferred Stock (collectively, "HealthAxis Stock") that are held by HealthAxis (as treasury shares) immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled.

        13. Exchange Procedures for HealthAxis Stock. Provident shall designate its transfer agent to act as the "Exchange Agent" under this Plan. As soon as is practicable after the Effective Date, Provident or the Exchange Agent shall mail or deliver, to each record holder of an outstanding certificate that immediately before the Effective Date represented shares of HealthAxis Stock, instructions for use in effecting the surrender of such certificate to the Exchange Agent. Upon the surrender of such certificate to the Exchange Agent in accordance with such instructions, the Exchange Agent shall exchange such certificate for a new certificate representing such number of shares of Provident Stock into which the shares of HealthAxis Stock represented by such certificate have been converted in accordance with this Plan (and cash in lieu of any fractional share of HealthAxis Stock), which shall be promptly delivered to the holder thereof (or in accordance with instructions provided by the holder thereof). If applicable, such certificates shall be accompanied by any distributions due with respect to shares of Provident Stock that were paid to Provident's shareholders of record as of a date between the Effective Date and the date of distribution of such certificates. Until surrendered in accordance with the foregoing, each outstanding certificate that immediately before the Effective Date represented shares of HealthAxis Stock shall be deemed to evidence ownership of the number of shares of Provident Stock into which the shares of HealthAxis Stock represented by such certificate have been converted in accordance with this Plan.

         14. Dissenting Shares.

         (a) Notwithstanding any other provisions of this Plan to the contrary, shares of HealthAxis Stock which are outstanding immediately prior to the Effective Date and which are held by shareholders of HealthAxis who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares (collectively, the "Dissenting Shares") in accordance with Section 1571, et seq., of the BCL (each a "Dissenting shareholder" and collectively, the "Dissenting shareholders") shall not be converted into or represent the right to receive any Provident Stock, such shareholders being entitled to receive payment of the appraised value of such shares of Provident Stock held by them in accordance with the provisions of such Section 1571, et seq., of the BCL, except that all Dissenting Shares held by shareholders who shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal of such shares of HealthAxis Stock in accordance with the provisions of Section 1571, et seq., of the BCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Date, for the right to receive Provident Stock in accordance with Section 7 hereof, without interest thereon.

         (b) HealthAxis shall give Provident (i) prompt notice of any written demands for payment or appraisal of any Dissenting Shares pursuant to Section 1571, et seq., of the BCL, attempted withdrawals of such demands, and any other instruments served pursuant to the BCL and received by HealthAxis relating to shareholders' rights to dissent and (ii) the opportunity to participate, at its expense, in all negotiations and proceedings with respect to demands for payment or appraisal under Section 1571, et seq., of the BCL. HealthAxis shall not, without the prior written consent of Provident, voluntarily make any payment with respect to any demands for payment or appraisals of the capital stock of HealthAxis, offer to settle or settle any demands.

         15. Effective Date. As used in this Plan, the "Effective Date" shall mean the date upon which this Plan and a proper Articles of Merger for the Merger have been duly signed and filed with the proper officials of the Commonwealth of Pennsylvania.

        16. Entire Understanding. This Plan, together with the Reorganization Agreement (and the Exhibits and Schedules thereto) by and between Provident, Newco and HealthAxis, states the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. No amendment or modification of this Plan, and no waiver of any provision of this Plan, shall be effective unless in writing and signed by the party against whom enforcement is sought. HealthAxis may agree to any amendment or supplement to this Plan, or a waiver of any provision of this Plan, either before or after the approval of HealthAxis' shareholders is obtained (as contemplated by the Reorganization Agreement) and without seeking further shareholder approval, so long as such amendment, supplement or waiver does not result in a decrease in the Exchange Ratio set forth in Section 7 of this Plan, or have a material adverse effect on HealthAxis' shareholders. The obligations of the parties under this Plan shall be subject to all of the terms and conditions of the Reorganization Agreement. If the Reorganization Agreement is terminated in accordance with its terms, then this Plan shall simultaneously terminate, and the Merger shall be abandoned without further action by the parties hereto.

        17. Parties in Interest. This Plan shall bind, benefit and be enforceable by and against the parties hereto and their respective successors and assigns. No party hereto shall in any manner assign any of its rights or obligations under this Plan without the express prior written consent of the other parties. Nothing in this Plan or the Reorganization Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any persons other than the parties hereto and their respective shareholders and directors.

         18. Severability. If any provision of this Plan is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         19. Counterparts. This Plan may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Plan to produce or account for more than one counterpart hereof.

         20. Section Headings. Section and subsection headings in this Plan are for convenience of reference only, do not constitute a part of this Plan, and shall not affect its interpretation.

         21. References. All words used in this Plan shall be construed to be of such number and gender as the context requires or permits.

                        [Signatures Appear on Next Page]

        IN TESTIMONY WHEREOF, each undersigned corporation has caused this Agreement and Plan of Merger to be signed by a duly authorized officer as of the date first stated above.


HEALTHAXIS.COM, INC.


By:       /s/ Michael Ashker
         -------------------
         Name:
         Title:


PROVIDENT AMERICAN CORPORATION


By:        /s/  Alvin H. Clemens
         -----------------------
         Name:
         Title:


HEALTHAXIS ACQUISITION CORP.


By:        /s/  Alvin H. Clemens
         -----------------------
         Name:
         Title:

                                                                     Exhibit B

                             Shareholders' Agreement

                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of ________, 2000, is by and among Provident American Corporation, a Pennsylvania corporation (the "Company"), and the Persons (as defined herein) set forth on the signature pages hereto.

                                    RECITALS

         WHEREAS, the Company, HealthAxis Acquisition Corp., a Pennsylvania corporation ("Newco"), HealthAxis.com Inc., a Pennsylvania corporation ("HealthAxis"), and UICI, a Delaware corporation ("UICI"), have entered into an Agreement and Plan of Merger, dated as of January 26, 2000 (the "Merger Agreement");

         WHEREAS, pursuant to the Merger Agreement, it is contemplated that certain of the Holders (as hereinafter defined) will acquire shares of the Company's common stock, no par value (the "Common Stock");

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement;

         WHEREAS, in consideration of the execution and delivery of this Agreement by the Company, UICI is agreeing to terminate that certain Shareholders' Agreement dated as of January 7, 2000 by and among HealthAxis, the Company, UICI and the other parties thereto; and

         WHEREAS, the Holders and the Company wish to record their understanding regarding certain matters relating to the management of the Company and certain other matters.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

                  "Beneficial Owner" means any Person deemed to be a "beneficial owner" of a security as defined in Rule 13d-3 under the Exchange Act. The terms "Beneficially Own" and "Beneficial Ownership" have correlative meanings.

         "Board" means the Board of Directors of the Company.

         "Commission" means the Securities and Exchange Commission (or any other governmental body succeeding to the functions of the Securities and Exchange Commission). "Common Stock" has the meaning ascribed to such term in the Recitals.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fully Diluted Basis" with respect to any security, means all of the issued shares of such security and includes, without limitation, (i) all of the outstanding shares of such security (except shares then held by or for the account of the issuer or its wholly owned subsidiaries), (ii) any and all shares of such security issuable upon conversion of securities convertible into such security, whether or not convertible at such time, and (iii) any and all shares of such security issuable upon exercise of other exercisable rights to acquire such security, including options, warrants and participation rights, whether or not exercisable at such time.

         "Holder" means any holder of Securities who is a party to this Agreement or who is a successor or assign or subsequent holder as contemplated by Section 13.

         "Nominee" has the meaning ascribed to such term in Section 2(a).

         "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

         "Securities" means Common Stock or shares of capital stock or other securities, directly or indirectly, exercisable for or convertible into Common Stock; provided, however, that Securities shall not include any securities which have been sold (i) pursuant to a registration statement declared effective by the Commission or (ii) pursuant to Rule 144 promulgated by the Commission under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         SECTION 2. Board of Directors; Management of the Company.


         (a) The Holders and the Company agree that the Board shall consist of up to nine (9) members, and the parties hereto shall have the right to nominate a number of persons (each such person, a "Nominee") to serve as directors on the Board as follows: (i) UICI shall be entitled to nominate three (3) Nominees (Ronald L. Jensen, Gregory T. Mutz and Dennis B. Maloney being the initial UICI Nominees); (ii) the Company (acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) or agreed to by UICI pursuant to clause (iii)) shall be entitled to nominate three (3) Nominees (Michael Ashker, Alvin H. Clemens and Edward W. LaBaron, Jr. being the initial Provident Nominees); and (iii) UICI and the Company (acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) or agreed to by UICI pursuant to clause (iii)) shall together agree mutually to nominate three (3) Nominees (with Henry Hager being the initial Nominee agreed to by UICI and the Company). The Company and each Holder agrees to take all actions necessary so as to cause the Nominees to be elected to the Board including, without limitation, the voting of its shares of stock of the Company and causing the vote of all shares of stock of the Company Beneficially Owned by such Holder, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, and the waiving of notice and the attending of meetings.

         (b) No party shall nominate any person to the Board if: (i) such individual is employed by, or has investment interests, directly or indirectly, in, any material competitor of the Company (unless such investment constitutes less than two percent (2%) of the equity ownership in a public company and at the time of purchase has a fair market value of less than $50,000); (ii) such individual is not reasonably experienced in business, financial, insurance or e-commerce industry matters; (iii) such individual has been convicted of, or has pled nolo contendere to, a felony; (iv) the election of such individual would violate any law; or (v) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred with respect to such individual.

         (c) A director elected pursuant to this Section 2 shall serve until (i) his or her term expires as provided in the Company's articles of incorporation and bylaws, (ii) he or she is removed pursuant to Section (2)(d) or (iii) the party who nominated such director no longer has the right to nominate a director, in which case the party so elected shall immediately resign and the size of the Board shall be decreased accordingly.

         (d) In the event of the death, disability, removal or resignation of any director designated pursuant to this Section 2, the party that designated such director shall notify the Company and the other parties hereto, within 30 days after such death, disability, removal or resignation, of a successor director who shall either (i) be appointed by the remaining directors then in office to serve the unexpired term of such director or (ii) be elected by the shareholders pursuant to the Company's bylaws. Each of the Company and UICI agrees to take all actions necessary to elect any such successor Nominee in the same manner as discussed in Section 2(a).

         (e) The Board may create committees to assist in governing the Company, however, no executive committee may be formed without the consent of all of the members of the Board that are Nominees of either UICI or of the Company.

         (f) So long as this Section 2 remains in effect, the Board nomination rights of UICI hereunder shall supersede any rights UICI may have to nominate Board members under any other agreement. After such time as UICI is no longer entitled under this Section 2 to nominate persons to serve on the Board, the rights of UICI under any such agreement to nominate Board members shall be reinstated.

         (g) The rights of UICI under this Section 2 shall continue in effect unless and until UICI Beneficially Owns less than 20% of the Common Stock of the Company on a Fully Diluted Basis.

         SECTION 3. Legend. The Company shall stamp or imprint each certificate or other instrument representing Securities held by a Holder bound by any terms of this Agreement, throughout the term of this Agreement, with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS, INCLUDING, AMONG OTHERS, RESTRICTIONS ON VOTING AND TRANSFER, SET FORTH IN A SHAREHOLDERS' AGREEMENT DATED AS OF _______________ 2000, AS IT MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICE OF THE COMPANY."

         SECTION 4. Approval Rights. In addition to all other rights set forth in this Agreement, UICI shall, in its sole and absolute discretion, have the right to approve, alter or prevent the calculation of the amount and the amortization period of all goodwill and other intangibles recorded by the Company in connection with the merger of Insurdata Incorporated, a Delaware corporation, with and into HealthAxis, provided such calculation shall be consistent with generally accepted accounting principles and approved by the Company's independent auditors.

         SECTION 5.  Transfer Option.

         (a) Transfer Option. Subject to the terms and conditions in this
Section 5, the Company (acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) of Section 2(a) or agreed to by UICI pursuant to clause (iii) of Section 2(a)) shall have the right (the "Transfer Option") to cause UICI to transfer to one or more third parties unaffiliated with UICI, up to 1,414,385 shares of Common Stock owned by UICI at a per share price equal to the greater of (i) $18.63 and (ii) the Closing Price (as hereinafter defined). The Transfer Option shall be exercisable one time only with respect to all such shares of Common Stock and may be exercised at any time following the date hereof and ending on the first to occur of the following events: (i) on January 7, 2003; (ii) the ninetieth (90th) day following the date on which the Closing Price (as hereinafter defined) of shares of Common Stock shall have been at least $23.96 per share for a period of sixty (60) consecutive trading days; and (iii) the ninetieth (90th) day following the first date on which UICI Beneficially Owns less than 40% of the shares of Common Stock on a Fully Diluted Basis. For purposes hereof, "Closing Price" shall mean the reported last sale price of a share of Common Stock, on a given day, regular way, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, on the American Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, the principal national securities exchange on which the security is listed or admitted to trading, or, if the security is not listed or admitted to trading on any national securities exchange, the closing sales price, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose or, if no such prices are furnished, the fair market value of the Common Stock as determined in good faith by the board of directors of the Company, which determination shall be based upon recent issuances or current offerings pursuant to bona fide private offerings of the same class of security by the Company; provided, however, that any determination of the "Closing Price" of any security hereunder shall be based on the assumption that such security is freely transferable without registration under the Securities Act.

         (b) Exercise of Transfer Option. The Company may exercise its rights under Section 5(a) by giving UICI written notice of its exercise of the Transfer Option prior to the expiration of the Transfer Option. Such notice shall state that the Company intends to cause UICI to transfer such shares to one or more third parties unaffiliated with UICI. Upon the closing of the transactions contemplated by an exercise of the Transfer Option, UICI shall surrender its shares of Common Stock, duly endorsed for transfer, to the Company or the Persons purchasing such securities, in exchange for the net proceeds from such transfer. The closing of the transactions upon the exercise of the Transfer Option shall occur within ninety (90) days of the exercise thereof by the Company.

         (c) Transfer to Third Parties. Any exercise by the Company of its Transfer Option in which the Company elects to cause UICI to transfer shares of Common Stock to one or more Persons unaffiliated with UICI shall be governed by the following terms. The Company may elect to cause the transfer of shares pursuant to this Section 5(c) in a private placement, in which case the provisions of Section 5(c)(i) shall apply, or may elect to cause the shares to be sold in a public offering, in which case the provisions of Section 5(c)(ii) shall apply.

                  (i) Private Placement. Upon any exercise of the Transfer Option in accordance with this Section 8(c) as to which the Company has elected to cause a transfer of shares in a private placement, the Company shall, as expeditiously as possible:

                           (A) prepare a private placement memorandum, together
                  with such amendments and supplements thereto as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares of Common Stock covered by such private placement memorandum;

                           (B) use its reasonable efforts to perfect exemptions
                  for the shares of Common Stock covered by such private placement memorandum under all applicable rules and regulations of the Commission and such other securities or blue sky laws of such jurisdictions as UICI shall request, and do any and all other acts and things reasonably requested by UICI to permit UICI to consummate the sale or other disposition in such jurisdictions of such shares, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                           (C) enter into and perform its obligations under a
                  private placement agency agreement, in usual and customary form, with a placement agent acceptable to UICI, including, without limitation, to obtain an opinion of counsel to the Company in the usual and customary form for such private placement; and

                           (D) notify UICI, at any time when a private placement
                  memorandum is required to be delivered under the applicable law, of the happening of any event of which it has knowledge as a result of which the private placement memorandum, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (ii) Public Offering. Upon the exercise of the Transfer Option in accordance with this Section 5(c) as to which the Company has elected to cause the shares to be sold in a public offering, the Company shall, as expeditiously as possible:

                           (A) prepare and file with the Commission a
                  registration statement with respect to such shares of Common Stock and use its reasonable efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of the shares of Common Stock so registered;

                           (B) prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement;

                           (C) furnish to UICI and any underwriters such numbers
                  of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as UICI or the underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities covered by such registration statement;

                           (C) use its reasonable efforts to register and
                  qualify the Common Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as UICI or the underwriters shall request, and do any and all other acts and things reasonably requested by UICI or the underwriters to assist them to consummate the public sale or other disposition in such jurisdictions of the Common Stock covered by the registration statement, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                           (D) otherwise use its reasonable efforts to comply
                  with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                           (E) use its reasonable efforts to list such Common
                  Stock on any securities exchange or interdealer quotation system on which any shares of the Company are then listed, if the listing or quotation of such securities is then permitted under the rules of such exchange or interdealer quotation system;

                           (F) enter into and perform its obligations under an
                  underwriting agreement, in usual and customary form, with the managing underwriter or underwriters selected by UICI of such underwritten offering, including, without limitation, to obtain an opinion of counsel to the Company and a "comfort letter" from the independent public accountants to the Company in the usual and customary form for such underwritten offering;

                           (G) notify UICI, at any time when a prospectus
                  relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (H) make the Company's executive officers available
                  to participate in "road show" presentations for such periods and in such places as the underwriters may reasonably request and make the Company's executive officers available at the Company's principal executive offices to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon; and

                           (I) upon the request of UICI, take any and all other
                  actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Common Stock so registered.

                  (iii) Expenses. All expenses of any offering pursuant to a Transfer Option under this Section 5 shall be borne by the Company, except that UICI shall bear the cost of a reasonable customary underwriting commission or discount, brokerage commission or placement fee in the event of a successful offering.

         SECTION 6. Termination. If any Holder shall be in default of its obligations hereunder and any such default shall continue for a period of 30 days after any other Holder or the Company has given written notice thereof to such defaulting Holder, then the rights (but not the obligations) under this Agreement of such defaulting party shall terminate. This Agreement shall terminate upon the written agreement of each of the parties hereto.

         SECTION 7. Beneficial Ownership. Each of the Holders Beneficially Own that number of shares of Common Stock on a Fully Diluted Basis set forth opposite their respective names on Exhibit A hereto. Each Holder shall promptly hereafter notify the Company of any changes to its respective Beneficial Ownership of Common Stock. The Company shall be entitled to rely upon the amounts set forth in Exhibit A or such notices without incurring any liability to any other party hereunder. Each Holder shall respond promptly to any request made by the Company to provide or confirm such Holder's Beneficial Ownership of Common Stock.

         SECTION 8. Acknowledgments. Each of the parties hereto acknowledges that the restrictions, prohibitions and other provisions hereof are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of each of the other parties hereto, and are a material inducement to such party to enter into the transactions contemplated by this Agreement.

         SECTION 9. Expenses. Except as otherwise specifically provided in this Agreement, each party hereto shall bear its own costs and expenses with respect to the transactions contemplated hereby.

         SECTION 10. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         SECTION 11. Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given
(a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or other wire transmission or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, addressed as specified with respect to such Holder in Exhibit A or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         SECTION 12. Amendments and Waivers. The provisions of this Agreement may be amended or waived only upon the written agreement of each of the parties hereto; provided, however, that amendments to Sections 2 and 5 may be made upon the written agreement of both UICI and the Company and no other party. Any waiver, permit, consent or approval of any kind or character of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Company and each Holder of Securities. Any determination by the Company pursuant to this
Section 12 shall be made by the Company acting by the vote of a majority of the members of the Board that are not nominated by UICI pursuant to clause (i) of
Section 2(a) or agreed to by UICI pursuant to clause (iii) of Section 2(a).

         SECTION 13. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, and each transferee of all or any portion of the Securities held by the parties hereto, whether so expressed or not. Each Permitted Transferee of all or any portion of the Securities held by any of the parties hereto shall execute and deliver a written assumption agreement to the Company agreeing to be bound by the provisions of this Agreement, in form and substance reasonably acceptable to the Company. Notwithstanding the foregoing, except as specifically provided in this Agreement, no assignment of any rights or obligations under this Agreement may be made by any party.

         SECTION 14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.

         SECTION 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 16. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

         SECTION 17. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Transmission by facsimile of an executed counterpart of this Agreement shall constitute due and sufficient delivery of this Agreement.

         SECTION 18. Interpretation. The headings preceding the Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation", respectively. Underscored references to Sections or Schedules shall refer to those portions of this Agreement.

         SECTION 19. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         SECTION 20. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 21. No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                  UICI

                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  PROVIDENT AMERICAN CORPORATION

                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  --------------------------------------
                                  Michael Ashker


                                  --------------------------------------
                                  Alvin H. Clemens

                                    EXHIBIT A

                      Common Stock on a Fully Diluted Basis

                                                    Number of Shares
                                                    of Common Stock                    Percentage of Shares of
                Name and                           Beneficially Owned                 Common Stock Outstanding
             Notice Address                     on a Fully Diluted Basis              on a Fully Diluted Basis
             --------------                     ------------------------              ------------------------
Provident American Corporation
2500 DeKalb Pike
Norristown, Pennsylvania 19404
Attn: Alvin H. Clemens
Telephone: (610) 279-2500
Facsimile:  (610) 279-0414

With a copy to:

Butera Beausang Cohen & Brennan
630 Freedom Business Center
King of Prussia, Pennsylvania 19406
Attn: Michael F. Beausang
Telephone: (610) 265-0800
Facsimile:  (610) 265-7205

UICI
4001 McEwen Boulevard
Suite 200
Dallas, Texas 75244
Attn:  Gregory  T. Mutz
Telephone:        (972)392-6700
Facsimile:        (972)392-6717

With a copy to:

Mayer, Brown & Platt
190 S. LaSalle Street
Chicago, Illinois 60603
Attn:    Edward J. Schneidman
Telephone:        (312)701-7348
Facsimile:        (312) 701-7711



                                                    Number of Shares
                                                    of Common Stock                    Percentage of Shares of
                Name and                           Beneficially Owned                 Common Stock Outstanding
             Notice Address                     on a Fully Diluted Basis              on a Fully Diluted Basis
             --------------                     ------------------------              ------------------------

Michael Ashker
c/o HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, PA 19404
Telephone: (610) 279-3561
Facsimile: (610) 279-4498

With a copy to:

Michael G. Hankinson
c/o HealthAxis.com, Inc.
2500 DeKalb Pike
East Norriton, PA 19404
Telephone: (610) 279-3561
Facsimile: (610) 279-4498

Alvin H. Clemens
c/o HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA 19404
Telephone: (610) 279-3561
Facsimile: (610) 279-4498

With a copy to:

Butera Beausang Cohen & Brennan
630 Freedom Business Center
King of Prussia, PA 19406
Attn:  Michael F. Beausang
Telephone: (610) 265-0800
Facsimile:  (610) 265-7205

                                                                     Exhibit C


                                January 26, 2000




Provident American Corporation
2500 DeKalb Pike
Norristown, PA 19404

Gentlemen:

         This letter is being furnished in accordance with Section 9.1 of the Agreement and Plan of Reorganization dated January 26, 2000 ("Reorganization Agreement") by and among HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis"), Provident American Corporation, a Pennsylvania corporation ("Provident") and HealthAxis Acquisition Corp., a Pennsylvania corporation ("Newco"), and related Agreement and Plan of Merger dated January 26, 2000 ("Merger Agreement") by and among HealthAxis, Provident and Newco, pursuant to which (i) HealthAxis will be merged with and into Newco with Newco surviving the merger as a wholly-owned subsidiary of Provident (the "Merger"), and (ii) the shareholders of HealthAxis will receive for each share of common stock, no par value per share, of HealthAxis ("HealthAxis Common Stock") issued and outstanding immediately before the Effective Date shares of common stock of Provident, $0.10 par value per share ("Provident Stock"), in accordance with the Merger Agreement. Any shares of Provident Stock that I receive, directly or indirectly, pursuant to the Merger are referred to herein as the "New Shares". Capitalized terms used in this letter have the meaning ascribed to them in the Reorganization Agreement and the Merger Agreement unless otherwise stated herein.

         In connection therewith, and intending to be legally bound, I hereby represent, warrant, covenant and agree as follows:

         1. I own beneficially or of record, in the capacities indicated, the number of shares of HealthAxis Stock set forth on Appendix A attached hereto (the "Existing Shares"). Any shares of HealthAxis Stock that I acquire, directly or indirectly, after the date hereof shall be deemed Existing Shares for the purposes of this Agreement.

         2. I have been advised that I may be deemed to be an "affiliate" of HealthAxis, as that term is defined for purposes of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         3. I shall not make any sale, transfer or other disposition of the Provident Stock in violation of the Act or the Rules and Regulations.

         4. I have read carefully this letter and discussed applicable limitations upon my ability to sell, transfer or otherwise dispose of the New Shares to the extent I believed necessary with my counsel or counsel for HealthAxis.

         5. I have been advised that the issuance of the New Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of HealthAxis and Provident, I may be deemed to have been an affiliate of HealthAxis and that any subsequent distribution by me of the New Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the New Shares issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act or (iii) in the opinion of counsel reasonably acceptable to Provident, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         6. I understand that Provident may give stop transfer instructions to its transfer agent with respect to the New Shares and that Provident reserves the right to place on the certificates for the New Shares issued to me, or any substitutions therefor, a legend stating in substance:

          "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said Act or an exemption from such registration."

         7. Execution of this letter should not be considered an admission that I am an affiliate of HealthAxis as described in paragraph 2 of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         8. This Agreement shall be binding on me, my heirs and my personal representatives and shall be enforceable by Provident and its respective successors and assigns. This Agreement may not be amended, supplemented, or waived or terminated except by a written instrument executed by me and Provident. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         9. I hereby irrevocably consent to the exclusive jurisdiction and venue of the federal and state courts in Philadelphia, Pennsylvania and irrevocably consent to service of process by first class mail, return receipt requested, postage pre-paid, to my address set forth below. The prevailing party in any action shall be entitled to recover reasonable legal fees and costs from the other party.

         10. If any provision of this Agreement is construed to be invalid, illegal or unenforceable as to any party or generally, then that provision shall be enforceable by the other parties and the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         11. I have carefully read this letter, the Reorganization Agreement, and the Merger Agreement, and, to the extent I felt necessary, discussed with my counsel or counsel for Provident the requirements of this letter and its impact upon my ability to acquire or dispose of, as the case may be, the New Shares or shares of Provident Stock or HealthAxis Stock or securities convertible into such shares.

                                             Very truly yours,


                                             ----------------------------------
                                             (Signature)


                                             ----------------------------------
                                             Print Name


                                             ----------------------------------
                                             Street Address


                                             ----------------------------------
                                             City, State and Zip Code

                                   APPENDIX A


Number and Type of HealthAxis Stock           Name or Capacity in which Owned
  Owned Beneficially or of Record                Beneficially or of Record
-----------------------------------           -------------------------------